BETTER CHOICE COMPANY

Better Choice Company Set to Retire up to $10.4M of Debt Obligations and Majority of Outstanding Warrants

Senior Secured Debt of $5M Principal Plus Interest Retired in Full and Approximately $5M of Other Indebtedness to be Eliminated at 56% of Face Value within 90 days

Additionally 335,640 Outstanding Warrants With $11.44 Strike Price Retired in Full

NEW YORK, June 20, 2024 (GLOBE NEWSWIRE) -- Better Choice Company (NYSE: BTTR) ("Better Choice" or the "Company"), a pet health and wellness company, today announced that it has reached an amicable settlement with Alphia, Inc. ("Alphia") that dismisses the Company's ongoing litigation with Alphia and results in the retirement of its senior secured debt that includes $5.0 million in principal and $0.4 million of payable-in-kind accrued interest as of March 31, 2024. The Company has also retired 335,640 warrants with a strike price of $11.44 per share that were set to expire in 2028. Additionally, the Company has entered into an agreement with Alphia to eliminate approximately $5.0 million of other indebtedness with savings up to $2.7 million if paid within 90 days.

Michael Young, Chairman of the Board, commented, "With the retirement of our senior debt, plan to eliminate the majority of our accounts payable, and our extended manufacturing relationship with Alphia, we are now positioned for growth and profitability. We have 100% confidence in Kent Cunningham, Nina Martinez and the rest of the leadership team. We look forward to updating our shareholders on the quarter in the coming weeks."

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo's core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and

financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company's risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com